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                                       1

                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated March 16, 1996, by and between American ATM Corp., a Florida corporation ("Company"), and Mori Aaron Schweitzer ("Employee");

      WHEREAS, the Company is engaged in the business of ownership and operating Automated Teller Machines ("ATMs");

      WHEREAS, the Company and the Employee wish to enter into an Employment Agreement in order to retain Employee's ongoing services as the President, Treasurer and Chief Operating Officer of the Company or in such capacities as the Company's Board from time to time determines;

      WHEREAS, Employee is employed by the company in a confidential relationship wherein Employee, in the course of his employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and its affiliates and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

      WHEREAS, employee recognizes that the Company's business is dependent upon a number of trade secrets, including locations, trade contacts, supplies, techniques, methods and data. The protection of the trade secrets is of critical importance to the successful operation of the Company;

      WHEREAS, the Company will sustain great loss and damage if during the terms of this Agreement or Employee's employment with the Company, or for a period of two (2) years immediately following the termination of the Agreement or Employee's employment, for whatever reason, Employee should violate the provisions of Articles III or IV of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

      NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                    ARTICLE I
                              Employment and Duties

A. The Company hereby employs Employee as its President, Treasurer and Chief Operating Officer. Additional or different duties, titles or positions, however, may be assigned to Employee or may be taken from Employee from time to time by the Board of Directors ("Board") of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business and services of the Company. The Company and Employee agree that



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      Employee is contemplating forming one or more corporations relating to business ventures which would not directly or indirectly compete with the Company's business and which will require a portion of Employee's time, attention and efforts. Further, that Employee is a member of the Board of Directors of other publicly trading companies. Employee's time, attention and efforts directed at such contemplated endeavor is acceptable to the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company. The Prior Agreements are hereby superseded, terminated and shall have no further force or effect nor shall they be legally binding upon either Employee or the Company.

B. Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require and, except as provided in paragraph A above, shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Paragraphs 3 or 4 hereof.

C. All funds received by Employee on behalf of the Company, if any, shall be held in trust for the Company and shall be delivered to the Company as soon as practicable.

                                   ARTICLE II
                                  Compensation

2.01 Salary and Draw. From and after the effective date of this Agreement, the Employee shall receive a salary ("Salary") from the Company in an amount equal to $60,000.00 per year.

      The Employee's Salary shall be payable pursuant to a draw schedule consisting of twenty-four (24) semi-monthly payments ("Draw"), each such payment being in an amount equal to 1/24 of $60,000.00 or $2,500.00.

2.02 Expense Reimbursement. The Company shall reimburse Employee for all reasonable travel, entertainment and other expenses related to his employment by or promotion of the Company. Employee shall provide a written accounting an explanation of all expenses for which reimbursement is sought on a monthly basis and the Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting.

2.03 Bonuses. The Employee shall be entitled to receive such bonuses as the Board shall determine from time to time in accordance with Company policy and at the sole discretion of the Board.


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2.04 Plan Participation. The Employee shall be entitled to participate in any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by the Company.

2.05 Other. The Employee shall be entitled to such fringe benefits as the Company shall establish for its employees generally which shall include with respect to the Employee at least two weeks paid vacation annually, an automobile allowance, life insurance, disability pay and such other benefits as the Company shall adopt, subject to the discretion of the Company to add or delete such standard benefits as the Board deems appropriate, from time to time.

2.06 Stock Compensation. The Employee shall be entitled to receive bonuses in the form of Common Stock of the Company in an amount to be determined annually by the Compensation Committee of the Board of Directors.

      In the event the Employee's employment by the Company is terminated on or before December 31, 2005 and following a "change in control of the Company", as defined in section 5.02C below, any stock bonus provided for above shall be deemed to be earned in full and shall be paid by the Company no later than ten days following such change in control.

      The Company undertakes and agrees to file, at such time as the issuance of the stock bonus described above becomes probable but in any event not later than the day prior to issues of such shares, a registration statement on Form S-8 registering the shares issuable pursuant to the stock bonus provisions hereof. The Company further agrees to file such amendments and take such other actions as may be necessary to maintain the effectiveness of such registration statement so long as shares remain issuable pursuant to such stock bonus agreement. If, for any reasons, registration on Form S-8 is not available or has not been undertaken as required above, the Employee shall have a right to demand registration of the shares issuable pursuant to such arrangement whereupon the Company shall bear all expenses and take all reasonable steps to file and maintain an effective registration statement relating to the sale of such shares by the Employee.

                                   ARTICLE III
                            Non-Competition Agreement

A. Employee will not, during the period of this Agreement or of his employment by or with the Company, whichever period is longer, and for a period of two (2) years immediately following the termination of this Agreement or his employment, whichever is longer, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature (I) call upon any customer of the Company (including, but not limited to, any customer obtained for the Company by Employee) for the purpose of soliciting or selling any products or services in competition with those of the Company or its affiliates;
      (ii) call upon any employee of the Company or any of its affiliates for the purpose or with the intent of enticing them away from

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      or out of the employ of the Company or any reason whatever; (iii)
      establish, enter it, be employed by or, advise, consult with or become a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, in competition with the Company or its affiliates within one hundred (100) miles of the home office of the Company and/or any affiliated company location, such location having a permanent and known facility wherein the Employee has served in any capacity and wherever Employee has performed duties or had management responsibility on behalf of the Company or its affiliates; or (iv) during or after the term of his employment with the Company, disclose the Company's customers or any other trade secrets of the Company whether in existence or proposed, to any person, firm partnership, corporation or business for any reason or purpose whatsoever.

B. Because of the difficulty of measuring economic losses to the Company and its affiliates as a result of his breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to the Company and its affiliates for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company and its affiliates in the event of breach by him by injunctions and restraining orders.

C. It is agreed by the parties that the foregoing covenants in this Paragraph 3 are necessary to protect the goodwill and business interests of the Company and its affiliates and impose a reasonable restraint on Employee in light of the activities and business of the Company and its affiliates on the date of the execution of this Agreement and the future plans of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the activities and business of the Company and its affiliates on the date of the termination of the employment of the Employee.

D. The covenants in this Paragraph 3 are severable and separate and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restriction set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

E. All of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against the Company or its affiliates, whether predicated in this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this Paragraph 3, during which the agreements and covenants of Employee made in this Paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Paragraph 3 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company or its affiliates seeks to enforce the agreements and

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      covenants of Employee or in which any person contests the validity of such agreements and covenants or their unenforceability or seeks to avoid their performance or enforcement.

                                   ARTICLE IV
              Non-Disclosure Agreement and Proprietary Information.

A. The Employee recognizes and acknowledges that the information, techniques, processes, formulas, developments, experimental work, work in progress, business, list of the Company's customers and any other trade secret or other secret or confidential information relating to Company's business as they may exist from time to time are valuable, special and unique assets of Company's business. In addition, Employee recognizes that Company is continually engaged in research and development of new inventions and improvements to the information, techniques, processes, formulas, developments, trade secrets, and other secrets and confidential matters relating to Company's business. Therefore, Employee agrees as follows:

1. That Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of the Company, any information, manufacturing technique, process, business customer lists, trade secrets or any other secrets or confidential matter relating to any aspect of the Company's business as designated from time to time by the Board of Directors of Company, except as such disclosure or use may be required in connection with Employee's work for the Company.

2. That upon request or at the time of leaving the employ of the Company, the Employee will deliver to the Company, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Company's business.

3. The Employee shall (without any additional compensation) promptly disclose in writing to the Board of Directors of the Company all ideas, formulas, programs, systems, devices, processes, business concepts, discoveries and inventions (hereinafter referred to collectively as "discoveries"), whether or not patentable, which the Employee, while employed by the Company, conceives, makes, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company's business or interest, or are used or usable by the Company, or arise out of or in connection with the duties performed by the Employee hereunder; and the Employee hereby transfers and assigns to the Company, all rights, title and interests in and to said discoveries, including any and all domestic and foreign contractual agreements entered into by Employee during the term of this Agreement and any renewals thereof. On request of the Company, the Employee shall (without any additional compensation), from time to time during or after the expiration or termination of their employment, execute such further instruments (including, without limitation, royalties, licenses and/or interest whatsoever and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of said discoveries. All expenses of filing and/or

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      prosecuting any interest in such discovery shall be borne by the Company, but the Employee shall cooperate in filing and/or prosecuting any such interest or violation in rights thereto.

4. That the Board of Directors of the Company may from time to time designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

B. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph 4, the Company shall be entitled to an injunction:

1. Restraining the Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or

2. Requiring that Employee deliver to Company all information, documents, notes, memoranda and any and all discoveries or other material as described above upon Employee's leave of the employ of the Company. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employer.

                                    ARTICLE V
                               Term: Terminations

5.01 Term. The term of this agreement shall begin on March 1, 1996 and continue until December 31, 2005, unless further extended or sooner terminated as herein provided. On December 31, 2005, and on the last day of December of each year thereafter, the term of the Employee's employment shall be automatically extended one (1) additional year unless, on or before sixty (60) days in advance of such last day of December, the Company shall have delivered to the Employee or the Employee shall have delivered to the Company written notice that the term of the Employee's employment hereunder will not be extended.

5.02 Termination. This Agreement and Employee's employment may be terminated in any one of the following ways:

      A.    The death of Employee shall terminate the Agreement

      B. The Company may terminate the Agreement after thirty (30) days written notice ("Notice of Termination") to Employee if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of twelve (12) months, Employee is unable to perform his duties under this agreement.

      C. The Employee may terminate his employment hereunder (i) for Good Reason or (ii) of his health should become impaired to an extent that makes his continued performance

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            of his duties hereunder hazardous to his physical or mental health or his life, provided that the Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Employee shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Employee's doctor.

      For purposes of this agreement, "Good Reason" shall mean (i) a change in control of the Company (as described below), (ii) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Employee to the Company, or (iii) any purported termination of the Employee's employment by the Company which is not effected pursuant to the provisions hereof (and for purposes of this Agreement no such purported termination shall be effective).

      For purposes of this Agreement, a "change in control of the Company" shall mean a change in control that would be required to be reported in response to
Item 1(a) of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, Mori Aaron Schweitzer, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period or (iii) during the term of this Agreement Employee stands for re-election as a member of the Board and is not so elected; provided, however, that the foregoing events shall not be deemed to be a "change of control" if the transactions, transactions or elections causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors of the Company in office immediately prior to the "change of control".

      D. In the event the Company terminates, or attempts to terminate, the employment of the Employee other than as provided above, or the Company otherwise is in breach of the terms of this Agreement, upon determination of a court of competent jurisdiction or an arbitration or other similar panel that such breach has occurred, the Employee shall be entitled to receive from the Company, and the Company agrees to pay or reimburse the Employee for, all legal fees, costs and other damages, including back-pay and benefits if applicable, incurred as a result of such breach or wrongful termination.

                  5.3 Compensation Upon Termination or During Disability

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      A.    During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Employee shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to section 5.02B hereof, provided that payments so made to the Employee during the first 360 days of the disability period shall be reduced by the sum of the amounts, if any, payable to the Employee at or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment.

      B. If the Employee's employment is terminated by his death, the Company shall pay to the Employee's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the fifteenth day or last day of the month, as the case may be, and semimonthly thereafter on the fifteenth and last days of each month, until a total of six payments has been made, an amount on each payment date equal to the semimonthly salary payment payable to the Employee pursuant to Section 2.01 hereof at the time of his death.

      C. If the Employee's employment shall be terminated pursuant to Section 5.02B, the Company shall pay the Employee his full salary through the date of termination, at the rate in effect at the time Notice of Termination is given, plus all outstanding expenses payable pursuant to section 2.02 hereof and the Company shall have no further obligations to the Employee under this Agreement.

      D.    If the Employee shall terminate his employment under clause (ii) of
            Section 5.02C hereof, the Company shall pay the Employee his full salary through the date of termination at the rate in effect at the date of termination, plus all outstanding expenses payable pursuant to section 2.02 hereof.

      E. If the Employee shall terminate his employment for Good Reason of if the Company shall terminate the Employee's employment in breach hereof or within one year of a "change in control of the Company", for any reason other than death or disability under section 5.02A or B, then:

                  1. the Company shall pay the Employee his full salary through the date of termination at the rate in effect at the time of termination;

                  2. in lieu of any further salary payments to the Employee for periods subsequent to the date of termination, the Company shall pay as severance pay to the Employee an amount equal to $300,000.00 or five times employee's highest rate of pay whichever is higher, such payment to be made in a lump sum on or before the tenth day following the date of termination.

                  3. In addition to any rights which the Executive may have under stock option plans of the Company, the Company shall pay to the Executive in cash an

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                        amount equal to the product of three times the
                        difference between (i) and (ii) below, provided that
                        (ii) exceeds (i). For purposes hereof, (i) shall be the aggregate exercise price of all options held by the Executive on the date of termination and (ii) shall be the number of options held by the Executive on the date of termination multiplied by the greater of the closing bid price of the Company's common stock on the date of termination or the price per share paid in connection with any tender offer or other purchase which resulted in the change in control.

                  4. the Company shall maintain in full force and effect, for the continued benefit of the Employee for three (3) years from the date of termination, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. All such benefit plans and programs shall be maintained at the level and value provided immediately prior to the date of termination. In the event that the Employee's participation in any such plan or program is barred, the Company shall arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. In lieu of continued participation in such benefit plans and programs, the Employee may notify the Company of his election to receive, and the Company shall pay to the Employee, in a lump sum, the product of (i) the current annual cost of such benefits provided by the Company to the Employee, multiplied by (ii) three (3) (the "Cash Benefit Package"). If the Employee elects to receive the Cash Benefit Package in lieu of continued participation in benefit plans and programs, the Company shall deliver to the Employee, on or before the tenth day following the later of the date of termination or receipt of a written notice to such effect from the Employee, payment in full of the Cash Benefit Package along with a written summary of the benefit costs utilized in computing the Cash Benefit Package.

      Except as required above, the Company shall not be required to maintain in force for the benefit of the Employee any employee benefit plans or programs following the date of termination.

            F. The Employee shall not be required to mitigate the amount of any payment provided for in this Section 5.03 by seeking other employment or otherwise.

                                   ARTICLE VI
                           Representations of Employee

      Employee has represented and hereby represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any

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other persons or entity and that the execution of this Agreement by Employee and his employment by the Company or its affiliates and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify the Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between Employee and such third party.

                                   ARTICLE VII
                                  Miscellaneous

7.01 Complete Agreement. This Agreement is not a promise of future employment. There are no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Upon the effective date of this agreement, the Prior Agreement shall be terminated and superseded in its entirety. This written agreement may not be later modified except by a further writing signed by the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

7.02 No Waiver. No waiver by the parties hereto of any default or breach of any terms, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

7.03 Assignment: Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that this Agreement and the rights to his services may be assigned by the Company at any time without notice to him, but that he cannot assign all or any portion of this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically success to the rights, powers and duties of the Company hereunder.

7.04 Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

      To the Company:         American ATM Corp.
                              5061 N. Dixie Highway
                              Boca Raton, FL 33431

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      To Employee:            Mori Aaron Schweitzer
                              2253 NW 62nd Drive
                              Boca Raton, FL 33496

Notice shall be deemed given and effective three (3) days after the deposit in the Unites States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 7.04.

7.05 Severability: Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

7.06 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Boca Raton, Florida in accordance with the rules then existing of the American Arbitration Association and judgement upon the award may be entered in any Court having jurisdiction thereof.

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                                       12


7.07 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth.

                                                AMERICAN ATM CORP.


WITNESSED BY:                                   /s/ Wayne Kight
                                                ------------------------
/s/ [ILLEGIBLE]                                 Wayne Kight
--------------------------------                Corporate Secretary

                                                EMPLOYEE:


WITNESSED BY:                                   /s/ Mori Aaron Schweitzer
                                                ------------------------
                                                Mori Aaron Schweitzer
                                                Employee
/s/ [ILLEGIBLE]
--------------------------------




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